Exhibit 99.1

Isis Pharmaceuticals Enters into an Agreement to Sell
$125.0 Million Convertible Subordinated Notes Due 2027 to
Refinance Existing $125.0 Million Convertible Subordinated Notes Due 2009

CARLSBAD, CA, January 18 — Isis Pharmaceuticals, Inc. (NASDAQ: ISIS) announced today that it has entered into an agreement to sell in a private placement $125.0 million of its 2 ⅝% Convertible Subordinated Notes due 2027 (“New Convertible Notes”).  In addition, Isis has granted the initial purchasers of the New Convertible Notes an option to purchase up to an additional $37.5 million of the New Convertible Notes.

Isis intends to use the net proceeds of this offering to repurchase, retire or repay its existing 5 ½% Convertible Subordinated Notes due 2009 (“Existing Convertible Notes”), of which $125.0 million is currently outstanding, and to use any net proceeds remaining after such repurchase, retirement or repayment for general corporate and working capital purposes.  Concurrent with this transaction, the Company has, through privately negotiated transactions, agreed to use a portion of the net proceeds to repurchase approximately $44.1 million of the Existing Convertible Notes.

The New Convertible Notes will be convertible under certain circumstances into shares of the Company’s common stock at a conversion rate of 68.3761 shares per $1,000 of principal amount of New Convertible Notes, subject to adjustment in certain circumstances.  This conversion rate is equivalent to a conversion price of approximately $14.63 per share, which represents a 30.0% premium over the closing price per share of Isis common stock on January 17, 2007.

The New Convertible Notes will be redeemable at Isis’ option on or after February 15, 2012 at a redemption price equal to the percentage of principal amount described below plus accrued and unpaid interest:

•                  if redeemed between February 15, 2012 and February 14, 2013,  100.75%;

•                  if redeemed between February 15, 2013 and February 14, 2014,  100.375%; and

•                  if redeemed after February 15, 2014, 100.0%.

In addition, the New Convertible Notes will be subject to repurchase at the option of holders on February 15, 2014, February 15, 2017 and February 15, 2022, and upon the occurrence of certain defined conditions, at 100.0% of the principal amount of the New Convertible Notes being repurchased plus accrued interest and unpaid interest.

The New Convertible Notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  None of the New Convertible Notes (including any shares of common stock issuable upon conversion thereof) have been registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This press release includes forward-looking statements regarding Isis Pharmaceuticals’ business and financing activities, use of proceeds from the sale of the New Convertible Notes, and plans to repurchase, retire or repay its Existing Convertible Notes.  Any statement describing Isis’ goals, expectations, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement, including those statements that are described as Isis’ goals.  Such statements are subject to certain risks and uncertainties, particularly those related to market conditions and other factors that could affect Isis’ ability to complete the proposed note offering, Isis’ intended use of proceeds, as well as the risks inherent in the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such products.  Isis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements.  Although Isis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Isis.  As a result, you are cautioned not to rely on these forward-looking statements.  These and other risks concerning Isis’ programs are described in additional detail in Isis’ annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report on Form 10-Q for the quarter ended September 30, 2006, which are on file with the SEC.  Copies of these and other documents are available from Isis.

Isis Pharmaceuticals is a registered trademark of Isis Pharmaceuticals, Inc.

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Contact:

Kate Corcoran, Ph.D.
Vice President, Corporate Development

William Craumer
Executive Director, Corporate Communications

Isis Pharmaceuticals, Inc.
+1-760-603-2331